T 732.544.5544  F 732.544.5404  25 Christopher Way, Eatontown, NJ 07724
--------------------------------------------------------------------------------
                                                                 www.qmedinc.com

NEWS RELEASE
------------

7/7/06 - Page 1 of 3


QMed, Inc. Reports Second Quarter Results
--------------------------------------------------------------------------------

Eatontown, New Jersey, July 7, 2006 - QMed, Inc. (NASDAQ Symbol: QMED) today announced financial results for the second quarter ending May 31, 2006. Revenue for the three-month period decreased to $1,921,695, from $5,462,897 in the prior year's quarter. Net loss for the quarter was $(3,175,349) or ($.19) per share, compared to net income of $870,991 or $.05 per share on a diluted basis, for the same period a year ago. The Company had approximately $19.9 million of cash and investments at May 31, 2006 compared to $21.9 in the corresponding period.

The net loss for the period is attributable to the Company's segments in the following manner: (i) QMedCare's SNP South Dakota Special Needs Plan (SNP) lost approximately $857,000, while generating revenue of approximately $313,000, as it continued marketing and enrolling members beyond the period allotted to Medicare Part D prescription drug plans, an advantage that continues throughout the year; (ii) investments of approximately $556,000 in development of the weight and obesity management programs of the Forward Health subsidiary; and
(iii) approximately $1,760,000 in losses in the disease management programs as a result of a reduction in revenue associated with previously announced terminated contracts.

Michael W. Cox, QMed president and CEO said, "Second quarter results reflect ongoing and accelerated investments as we continued our first QMedCare South Dakota Medicare SNP, prepared to operationalize our programs for markets in recently announced SNP filings, continued the development and pre-operationalizing of Forward Health and further enhanced our core clinical information management system. As a result of these activities, we are very pleased to report that our strategic transition into a Medicare SNP insurer and a provider of weight and obesity management is well underway. We expect that investments will continue in a similar or slightly higher range as we complete our infrastructure."

"As previously announced, QMedCare received approval as a New Jersey HMO insurer, the first such approval in the state in seven years and it has filed its applications and submitted its bids for the New Jersey, Florida and South Dakota markets to the Centers for Medicare and Medicaid Services (CMS) for January 2007 start dates. We remain optimistic that CMS will approve these planned January 2007 implementations. The markets for 2007 are larger-scale opportunities for the Company and we reiterate our revenue guidance concerning them. In addition, QMedCare is moving aggressively with expansion plans to other new Medicare SNP markets that could become operational in January 2008 and in some instances we are in the early stages of negotiating business arrangements to create these new 2008 markets."

"Forward Health continues to generate strong interest from a number of diverse and large organizations, and contract negotiations are underway for some offerings. Interest in Forward Health is not limited to health plans but include employers as well and other prominent firms that offer large-scale specialty relationship opportunities. We believe this subsidiary will contribute to our Company this year, even as it provides us with further diversification," Cox concluded.

About QMed, Inc.
----------------
QMed provides evidence-based clinical information management systems around the country to its health plan customers. The system incorporates Disease Management services to patients and decision support to physicians. The Company's QMedCare subsidiary specializes in serving high-risk populations of Medicare beneficiaries with its first project commencing in South Dakota in January 2006. Forward Health is QMed's subsidiary offering weight, obesity and health promotion programs. The Company has been selected in Demonstrations in the vast Medicare fee-for-service program. More information on QMed, Inc. can be obtained at www.qmedinc.com, by calling (732) 544-5544 or by emailing investor@qmedinc.com.

T 732.544.5544  F 732.544.5404  25 Christopher Way, Eatontown, NJ 07724
--------------------------------------------------------------------------------
                                                                 www.qmedinc.com

NEWS RELEASE
------------

7/7/06 - Page 2 of 3

                                           QMED, INC. AND SUBSIDIARIES
                                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                                                   November 30,
                                                                               May 31, 2006            2005
                                                                             ---------------      ---------------
ASSETS                                                                         (unaudited)
Current assets
Cash and cash equivalents                                                    $     5,309,428      $     4,051,046
Investments                                                                       14,633,719           19,348,503
Accounts receivable, net of allowances of  $40,175 and $76,518,
respectively                                                                       1,544,172            3,377,495
Inventory, net of reserve                                                             29,657               30,887
Prepaid expenses and other current assets                                            279,918              411,608
                                                                             ---------------      ---------------
                                                                                  21,796,894           27,219,539

Property and equipment, net of accumulated depreciation                              972,006            1,058,295
Product software development costs, net                                            1,553,412            1,161,083
Restricted cash, non-current                                                         705,881                    -
Accounts receivable, non-current                                                     673,048              271,809
Acquired intangibles, net                                                            707,306              795,848
Other assets                                                                         135,570              128,794
Investment in joint ventures                                                          30,683               37,998
                                                                             ---------------      ---------------
                                                                             $    26,574,800      $    30,673,366
                                                                             ===============      ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses                                        $     1,579,458      $     1,577,385
Medical claims reserve                                                               123,862                    -
Leases payable, current portion                                                      120,002              146,483
Accrued salaries and commissions                                                     455,736              721,792
Fees reimbursable to health plans                                                    103,940               39,000
Contract billings in excess of revenues                                              909,295              744,743
Deferred warranty revenue                                                              6,542               12,253
Income taxes payable                                                                       -               62,610
                                                                             ---------------      ---------------
                                                                                   3,298,835            3,304,266

Leases payable - long term                                                            29,455               76,005
Contract billings in excess of revenue, long term                                    673,048              271,809
                                                                             ---------------      ---------------
                                                                                   4,001,338            3,652,080

Commitments and Contingencies                                                              -                    -
Stockholders' equity
   Common stock $.001 par value; 40,000,000 shares authorized;
     16,845,765 and 16,804,846 shares issued and 16,823,765 and
     16,782,846 outstanding, respectively                                             16,846               16,805
Paid-in capital                                                                   52,361,136           51,219,617
Accumulated deficit                                                              (29,726,017)         (24,118,472)
Accumulated other comprehensive loss
   Unrealized loss on securities available for sale                                   (2,878)             (21,039)
                                                                             ---------------      ---------------
                                                                                  22,649,087           27,096,911

Less treasury stock at cost, 22,000 common shares                                    (75,625)             (75,625)
                                                                             ---------------      ---------------
Total stockholders' equity                                                        22,573,462           27,021,286
                                                                             ---------------      ---------------
                                                                             $    26,574,800      $    30,673,366
                                                                             ===============      ===============

T 732.544.5544  F 732.544.5404  25 Christopher Way, Eatontown, NJ 07724
--------------------------------------------------------------------------------
                                                                 www.qmedinc.com

NEWS RELEASE
------------

7/7/06 - Page 3 of 3

                                                   QMED, INC. AND SUBSIDIARIES
                                         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                           (Unaudited)



                                                 For the Three     For the Three       For the Six       For the Six
                                                 Months Ended      Months Ended       Months Ended       Months Ended
                                                 May 31, 2006      May 31, 2005       May 31, 2006       May 31, 2005
Revenue                                        $    1,921,695    $     5,462,897    $     5,104,318    $    10,218,383

Cost of revenue                                     1,680,566          1,850,521          3,579,455          3,672,007
                                               --------------    ---------------    ---------------    ---------------

Gross profit                                          241,129          3,612,376          1,524,863          6,546,376
                                               --------------    ---------------    ---------------    ---------------

Selling, general and
  administrative expenses                           3,599,776          2,092,306          7,073,864          3,791,098
Research and development expenses                     430,698            308,826            882,030            576,852
                                               --------------    ---------------    ---------------    ---------------

(Loss) income from operations                      (3,789,345)         1,211,244         (6,431,031)         2,178,426

Interest expense                                       (4,960)            (7,083)           (10,809)           (14,085)
Interest income                                       189,359             80,122            375,319            121,282
Loss in operations of
  joint ventures                                      (18,678)          (386,393)           (38,438)          (457,278)
Other income                                          450,000              1,101            450,000              2,849
                                               --------------    ---------------    ---------------    ---------------
(Loss) income before income tax
  Provision                                        (3,173,624)           898,991         (5,654,959)         1,831,194

(Provision) benefit  for income taxes                  (1,725)           (28,000)            47,414            (85,400)
                                               --------------    ---------------    ---------------    ---------------

Net (loss) income                              $   (3,175,349)   $       870,991    $    (5,607,545)   $     1,745,794
                                               ==============    ===============    ===============    ===============

Basic (loss) earnings per share
   Weighted average shares outstanding             16,802,768         16,578,310         16,794,636         16,212,014
                                               --------------    ---------------    ---------------    ---------------
   Basic (loss) earnings per share             $        (0.19)   $           .05    $         (0.33)   $           .11
                                               ==============    ===============    ===============    ===============

Diluted (loss) earnings income per share
  Weighted average shares outstanding              16,802,768         18,454,850         16,794,636         18,291,267
                                               --------------    ---------------    ---------------    ---------------

  Diluted (loss) earnings per share            $        (0.19)   $           .05    $         (0.33)   $           .10
                                               ==============    ===============    ===============    ===============

Except for historical information contained herein, matters discussed in this news release are forward-looking statements that involve risks and uncertainties. They include but are not limited to those relating to the timely implementation of programs, the impact of competitive product introductions, acceptance and pricing, and those risks detailed in the Company's filings with the Securities and Exchange Commission (SEC). Actual results may differ materially from any forward-looking statements due to these risks and uncertainties.

                                      # # #